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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[_] CONFIDENTIAL, FOR USE OF THE
    COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(E)(2))

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               CLARUS CORPORATION
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              (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:





Reg. (S) 240.14a-101.

SEC 1913 (3-99)

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                ISS RECOMMENDS THAT CLARUS STOCKHOLDERS VOTE FOR
                             CLARUS' BOARD NOMINEES

Atlanta - May 15, 2002 - Clarus Corporation (Nasdaq: CLRS) today announced that Institutional Shareholder Services (ISS) recommended that Clarus stockholders vote FOR the Clarus Board nominees at the Company's Annual Meeting of Stockholders to be held on May 21, 2002.

ISS is widely recognized as the leading independent proxy advisory firm in the nation. Their recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

Steve Jeffery, Chairman and Chief Executive Officer of Clarus, said, "We are very pleased that ISS, a highly respected independent advisory firm, supports Clarus' independent Director nominees. The ISS recommendation reaffirms our belief that we have the right strategy, the right Board and management team in place with the right experience to maximize value for all of our stockholders."

"We are fully committed to exploring all alternatives designed to maximize the value of Clarus stockholders' investment and our Board and management are taking the necessary steps to deliver this enhanced value. As we have previously announced, U.S. Bancorp Piper Jaffray is assisting our Board and management in exploring and evaluating various strategic alternatives for the Company and we are currently in preliminary discussions regarding a potential value-enhancing strategic transaction," added Mr. Jeffery.

In reaching its decision to recommend that Clarus stockholders vote FOR the Clarus Board nominees over the Dissidents' hand-picked slate, ISS stated in its May 14, 2002 report that:

     "As discussed previously, management has demonstrated that it is cognizant of the challenges facing the company and has taken concrete steps to deal with the implications of the ongoing decline in tech spending."*

     "While we believe that reasonable people may debate the best use of the company's cash, we find more to like in management's plan, which has the twin virtues of (1) bearing a rational relationship to the company's operating environment and (2) being ongoing. By contrast, the dissident proposal's details are still undefined."*

     "[W]e are unable to entirely dismiss management's concern that the dissident nominees may be focused more on short-term uses of the company's cash than long-term measures to enhance shareholder value."*

     "We conclude that the dissidents have not offered shareholders enough, in the way of a strategic plan for restoring shareholder value, to warrant replacing three directors in one year."*

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The Clarus Board urges all stockholders to vote the WHITE proxy card FOR the
Board's nominees, and to discard any green proxy card or other materials they may receive. For more information about how to vote, stockholders can call the Company's proxy solicitor, Georgeson Shareholder Communications Inc. toll-free at (866) 219-9662.

                                      - 2 -

About Clarus

Atlanta-based Clarus Corporation (www.claruscorp.com) delivers applications that
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help companies dramatically reduce costs by driving the inefficiencies out of the end-to-end procurement process - from sourcing, to procurement, to settlement. The Clarus solutions are designed for rapid production deployment at the lowest total cost of ownership. Clarus products are built exclusively on the Microsoft.NET platform, making them easy to implement, manage, and integrate with existing IT infrastructures. Clarus solutions have garnered many prestigious awards, including Microsoft's 2000 Global eCommerce Solution of the Year. Clarus solutions are deployed globally at customer sites including:
BarclaysB2B, the Burlington Northern and Santa Fe Railway Company, Cox Enterprises, MasterCard International, Union Pacific Corporation, Smurfit-Stone Container Corporation, Parsons Brinckerhoff, and Wachovia Corporation.

*Permission to use quotations was neither sought nor obtained.

In connection with its upcoming Annual Meeting of Stockholders, the Company filed a definitive proxy statement with the Securities Exchange Commission (the "SEC") on April 29, 2002. CLARUS STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies from Clarus stockholders is contained in the definitive proxy statement. Investors and security holders may obtain a free copy of the definitive proxy statement, any amendments thereto and other documents filed by Clarus with the SEC for free at the SEC's Internet website at www.sec.gov. Stockholders of Clarus may also obtain free copies of
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the definitive proxy statement and other documents filed by Clarus in connection with the Annual Meeting by directing a request to: Clarus Corporation at 3970 Johns Creek Court, Suwanee, Georgia 30024, Attention: Kevin Acocella, email:
Investor_Relations@claruscorp.com.

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